Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-205147) on Form S-3 of Tecogen Inc. of our report dated March 24, 2015, relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Tecogen Inc. for the year ended December 31, 2014.
We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Wolf & Company, P.C.
Wolf & Company, P.C.
Boston, Massachusetts
September 1, 2015